UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2011

LEXON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its Charter)

Delaware	0-31849	80-0137402
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

14830 Desman Road La Mirada, CA 90638
(Address of principal executive offices)

(714) 522-0260

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 5.07  Submission of Matters to A Vote of Security Holders

On October 26, 2011, acting pursuant to the authority of Section 141,of the General Corporation Law of the State of Delaware and the Bylaws of the Corporation, and with the understanding that the execution of this consent is in lieu of holding a special shareholders’ meeting.   The shareholders of the company proposed and accepted the following  resolutions.

APPOINTMENT OF DIRECTORS

287,887 shares representing a majority of the shares all voted in favor respectively for each of the following directors to be nominated and accepted as Board of Directors.

1.

 KIM, BYUNG JIN

2.

 LEE, EU GENE

3.

 LEE, KYU SEOK

Further, the shareholders approved the effective date for appointment to be November 7, 2011.  The current directors will also resign on that separate date.    An additional  8-K will disclose the completion of the effective date as well as possibly other 8-K disclosure required eventss.

CHANGE OF CORPORATE NAME

287,887 shares representing a majority of all outstanding shares all voted in favor for the change of the Corporate name from Lexon Technologies Inc. to

SOCIAL BANK INCORPORATED

Lastly, it was resolved further that the Board and the officers of the Corporation are hereby authorized and directed on behalf of the Corporation to execute any agreements, instruments or other documents, and to do and cause to be done any and all other acts and things as such officers may be in their discretion deem necessary or appropriate to carry out the purposes of the foregoing resolutions.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEXON TECHNOLOGIES INC.
By: /s/ James Park
Dated: October 27, 2011	Chief Executive Officer / Director